Exhibit 99.1

NCS Multistage Holdings, Inc. 19450 State Highway 249, Suite 200 Houston, Texas 77070

PRESS RELEASE

NCS MULTISTAGE HOLDINGS, INC. ANNOUNCES FIRST QUARTER 2017 RESULTS

First Quarter Highlights

•	Record 17,418 sliding sleeves sold for the quarter
•	Revenue of $58.6 million, net income of $6.3 million and diluted earnings per share of $0.18
•	Adjusted EBITDA of $19.2 million and Adjusted EBITDA margin of 33%
•	Purchased 50% ownership interest in Repeat Precision, LLC

May 15, 2017 - Houston, Texas – NCS Multistage Holdings, Inc. (NASDAQ: NCSM) (“NCS” or the “Company”), a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies, today announced its results for the quarter ended March 31, 2017.

Financial Review

NCS completed its initial public offering of its common stock on May 3, 2017, and the first quarter of 2017 represents a period during which the Company was privately-owned.

During the first quarter of 2017, the Company sold 17,418 sliding sleeves, an increase of 145% as compared to the first quarter of 2016. The Company also participated in the completion of 466 wells during the first quarter of 2017, an increase of 82% as compared to the first quarter of 2016.

Revenues were $58.6 million for the quarter, an increase of $35.5 million, or 154% as compared to the first quarter of 2016. This increase was primarily attributable to an increase in the sale of our completions products and services due to higher drilling and well completion activity as a result of an improved commodity price environment in the first quarter of 2017 as compared to the first quarter of 2016.

Net income was $6.3 million, or $0.18 diluted earnings per share for the quarter ended March 31, 2017. This compares to a net loss of $(8.1) million, or $(0.24) diluted earnings per share in the first quarter of 2016.

Adjusted EBITDA was $19.2 million for the quarter, an increase of $16.5 million as compared to the first quarter of 2016. Adjusted EBITDA margin for the first quarter of 2017 was 33%, as compared to 12% for the first quarter of 2016.

Purchase of 50% Interest in Repeat Precision

On February 1, 2017, the Company purchased a 50% interest in Repeat Precision, LLC (“Repeat”) for $5.9 million. The Company also recorded an earn-out as a contingent adjustment to the asset purchase price in the amount of $7.0 million. Repeat is a provider of machining services for the Company and other third-party customers, primarily in the oil and gas industry. In addition, Repeat sells products to oilfield services companies and oil and gas companies on a wholesale basis. The Company consolidates Repeat for accounting purposes.

Capital Expenditures and Liquidity

The Company spent $1.5 million in capital expenditures, net, during the first quarter of 2017. These expenditures were made to support the growth of the business, including certain investments made by Repeat to increase sliding sleeve production capacity.

As of March 31, 2017, the Company had $12.0 million in cash, total availability under its revolving credit facility of $20.0 million and $89.9 million in total debt of which $88.7 million was indebtedness under our credit facility. The total availability and the amount outstanding under our credit facility as of March 31, 2017 does not give effect to the use of proceeds from our initial public offering. On May 4, 2017, we used a portion of the proceeds from our initial public offering to repay all outstanding indebtedness under our credit facility and entered into an amended and restated credit agreement that provides for a $50.0 million revolving facility.

NCS’s Chief Executive Officer, Robert Nipper, commented, “I’m proud of all of our employees whose efforts resulted in a strong start to 2017, including an NCS record of over 17,400 sliding sleeves sold during the quarter. This performance speaks to the value that we deliver to our customers, the strength of our technology and the capabilities of our supply chain. We are excited to be hosting our first earnings call as a publicly-traded company. We are very pleased with the success of our recent IPO and the financial flexibility we have in place to support the future growth of NCS. I thank our management team, employees and advisors for their contributions to that significant achievement for the Company.”

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For an explanation of these measures and a reconciliation, refer to “Reconciliation of GAAP to Non-GAAP Financial Information—Adjusted EBITDA and Adjusted EBITDA Margin” below.

Conference Call

The Company will host a conference call to discuss its first quarter 2017 results on Tuesday, May 16, 2017 at 7 a.m. Central Time (8 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 400-1696. To join the conference call from outside of the United States, participants may dial (703) 736-7385. The conference access code is 20976706. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investors section of the Company’s website, http://www.ncsmultistage.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside of the United States. The conference call replay access code is 20976706. The replay will also be available in the Investors section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About NCS Multistage Holdings, Inc.

NCS Multistage Holdings, Inc. is a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies. The Company provides products and services to exploration and production companies for use in horizontal wells in unconventional oil and natural gas formations throughout North America and in selected international markets, including Argentina, China and Russia. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol “NCSM.” Additional information is available on the Company’s website, www.ncsmultistage.com.

Forward Looking Statements

This press release contains forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Ryan Hummer

Chief Financial Officer

(281) 453-2222

IR@ncsmultistage.com

NCS MULTISTAGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenues
Product sales	$45,574	$17,212
Services	13,062	5,895
Total revenues	58,636	23,107
Cost of sales
Cost of product sales, exclusive of depreciation and amortization expense shown below	24,715	9,549
Cost of services, exclusive of depreciation and amortization expense shown below	4,639	3,146
Total cost of sales, exclusive of depreciation and amortization expense shown below	29,354	12,695
Selling, general and administrative expenses	12,772	8,455
Depreciation	564	452
Amortization	6,022	5,771
Income (loss) from operations	9,924	(4,266)
Other income (expense)
Interest expense, net	(1,509)	(1,466)
Other income, net	974	26
Foreign currency exchange loss	(941)	(5,878)
Total other expense	(1,476)	(7,318)
Income (loss) before income tax	8,448	(11,584)
Income tax expense (benefit)	2,100	(3,458)
Net income (loss)	6,348	(8,126)
Net loss attributable to noncontrolling interest	202	—
Net income (loss) attributable to NCS Multistage Holdings, Inc.	$6,550	$(8,126)
Earnings (loss) per common share
Basic earnings (loss) per share attributable to NCS Multistage Holdings, Inc.	$0.18	$(0.24)
Diluted earnings (loss) per share attributable to NCS Multistage Holdings, Inc.	$0.18	$(0.24)
Weighted average common shares outstanding
Basic	34,006	34,019
Diluted	36,746	34,019

NCS MULTISTAGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$11,980	$18,275
Accounts receivable—trade, net	44,345	32,116
Inventories	17,653	17,017
Prepaid expenses and other current assets	1,280	2,445
Other current receivables	800	3,053
Deferred income taxes, net	—	2,116
Total current assets	76,058	75,022
Noncurrent assets
Property and equipment, net	16,577	9,759
Goodwill	138,901	122,077
Identifiable intangibles, net	117,617	118,697
Deposits and other assets	2,234	1,272
Total noncurrent assets	275,329	251,805
Total assets	$351,387	$326,827
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable—trade	$10,387	$10,258
Accrued expenses	3,366	3,290
Income taxes payable	1,581	—
Other current liabilities	2,411	3,223
Current maturities of long-term debt	4,057	772
Total current liabilities	21,802	17,543
Noncurrent liabilities
Long-term debt, less current maturities	84,328	88,394
Other long-term liabilities	7,776	717
Deferred income taxes, net	38,654	42,695
Total noncurrent liabilities	130,758	131,806
Total liabilities	152,560	149,349
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 1 share authorized, issued, and outstanding at
March 31, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.01 par value, 54,000,000 shares authorized, 34,024,326 shares issued
and 34,005,978 shares outstanding at March 31, 2017 and December 31, 2016	340	340
Additional paid-in capital	237,903	237,566
Accumulated other comprehensive loss	(80,385)	(82,015)
Retained earnings	28,312	21,762
Treasury stock, at cost; 18,348 shares at March 31, 2017 and at December 31, 2016	(175)	(175)
Total stockholders’ equity	185,995	177,478
Noncontrolling interest	12,832	—
Total equity	198,827	177,478
Total liabilities and stockholders' equity	$351,387	$326,827

NCS MULTISTAGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities
Net income (loss)	$6,348	$(8,126)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,586	6,223
Amortization of deferred loan cost	180	183
Share-based compensation	337	335
Deferred income tax benefit	(2,144)	(2,560)
Gain on sale of property and equipment	(55)	(174)
Foreign exchange loss on financing item	843	5,445
Changes in operating assets and liabilities:
Accounts receivable—trade	(11,848)	6,963
Inventories	(521)	1,155
Prepaid expenses and other assets	(219)	(421)
Accounts payable—trade	(29)	(2,520)
Accrued expenses	71	(188)
Other liabilities	(876)	257
Income taxes receivable/payable	3,891	(1,394)
Net cash provided by operating activities	2,564	5,178
Cash flows from investing activities
Purchases of property and equipment	(1,581)	(63)
Proceeds from sales of property and equipment	71	215
Repayment of short-term note receivable	1,000	—
Acquisition of business, net of cash acquired	(5,872)	—
Net cash (used in) provided by investing activities	(6,382)	152
Cash flows from financing activities
Equipment note borrowings	750	—
Payments on equipment note	(14)	—
Promissory note borrowings	462	—
Payments related to public offering	(583)	—
Repayment of term note	(3,000)	—
Proceeds from issuance of common stock	—	50
Net cash (used in) provided by financing activities	(2,385)	50
Effect of exchange rate changes on cash and cash equivalents	(92)	623
Net change in cash and cash equivalents	(6,295)	6,003
Cash and cash equivalents beginning of period	18,275	9,545
Cash and cash equivalents end of period	$11,980	$15,548
Noncash investing and financing activities
Unpaid costs related to public offering	708	—

NCS MULTISTAGE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION – ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

(In thousands)

(Unaudited)

Non-GAAP Financial Measures

EBITDA is defined as net income (loss) before interest expense, net, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items which we believe are not reflective of ongoing performance or which, in the case of share-based compensation, are non-cash in nature. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues. We believe that Adjusted EBITDA is an important measure that excludes many of the costs associated with our existing capital structure and excludes costs that management believes do not reflect our ongoing operating performance. Accordingly, Adjusted EBITDA is a key metric that management uses to assess the period-to-period performance of our core business operations. We believe that presenting Adjusted EBITDA and Adjusted EBITDA margin enables investors to assess our performance from period to period using the same metric utilized by management and to evaluate our performance relative to other companies that are not subject to such factors.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not defined under generally accepted accounting principles (“GAAP”), are not measures of net income, income from operations or any other performance measure derived in accordance with GAAP, and are subject to important limitations. Our use of the terms EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our financial performance as reported under GAAP and they should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP as measures of operating performance or as alternatives to cash flow from operating activities as measures of our liquidity.

The table below sets forth reconciliations of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP:

	Three Months Ended
	March 31,
	2017	2016
Net income (loss)	$6,348	$(8,126)
Income tax expense (benefit)	2,100	(3,458)
Interest expense, net	1,509	1,466
Depreciation	564	452
Amortization	6,022	5,771
EBITDA	16,543	(3,895)
Share-based compensation (a)	337	331
Restructuring charges (b)	—	103
Board fees and expenses (c)	265	125
Professional fees (d)	1,791	76
Unrealized foreign currency loss (e)	79	5,904
Realized foreign currency loss (gain) (f)	862	(26)
Other (g)	(647)	72
Adjusted EBITDA	$19,230	$2,690
Adjusted EBITDA Margin	33%	12%

_____________________

(a)	Represents non-cash compensation charges related to share-based compensation granted to our officers, employees and directors.
(b)	Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our restructuring initiatives.
(c)	Represents board of directors fees and travel expenses paid to members of our board of directors, which is an adjustment permitted by the terms of the agreement governing our credit facility.
(d)	Represents costs of professional services incurred in connection with our initial public offering, refinancings and the evaluation of proposed acquisitions.
(e)	Represents unrealized foreign currency translation gains and losses primarily in respect of our indebtedness.
(f)	Represents realized foreign currency translation gains and losses with respect to principal and interest payments related to our indebtedness.
(g)

Represents the impact of a research and development subsidy that is included in income tax expense (benefit) in accordance with GAAP, fees incurred in connection with refinancing our credit facilities, arbitration awards and other charges and credits.

NCS MULTISTAGE HOLDINGS, INC.

REVENUE BY GEOGRAPHIC AREA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
United States
Product Sales	$12,313	$2,931
Services	2,762	1,183
Total United States	15,075	4,114
Canada
Product Sales	32,190	14,039
Services	9,482	4,293
Total Canada	41,672	18,332
Other Countries
Product Sales	1,071	242
Services	818	419
Total Other Countries	1,889	661
Total
Product Sales	45,574	17,212
Services	13,062	5,895
Total	$58,636	$23,107

NCS MULTISTAGE HOLDINGS, INC.

ADDITIONAL QUARTERLY OPERATING DATA

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Number of wells completed	466	256
Number of sleeves sold	17,418	7,117